CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of AMG Funds under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 3, 2025